Exhibit 5.1 PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS ORANGE COUNTY SAN DIEGO SCOTTSDALE SILICON VALLEY WASHINGTON DC

September 13, 2024

Tivic Health Systems, Inc.

25821 Industrial Blvd., Suite 100

Hayward, CA 94545

Re: Registration Statement on Form S-3 (File No. 333-269494)

Ladies and Gentlemen:

We have acted as special counsel to Tivic Health Systems, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2023, which was declared effective by the Commission on February 8, 2023 (No. 333-269494) (the “Registration Statement”), a base prospectus dated February 8, 2023 (the “Base Prospectus”), and a prospectus supplement dated September 13, 2024 (the Prospectus Supplement, and together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offer and sale by the Company of up to an aggregate of $1,442,093 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share. The Shares are being offered and sold pursuant to the Prospectus and that Equity Distribution Agreement, dated September 13, 2024, by and between the Company and Maxim Group LLC, as the sales agent.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With the Company’s consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions expressed below, we have assumed without verification (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such

Tivic Health Systems, Inc.

September 13, 2024

copies, and (v) that all records and other information made available to us by the Company on which we have relied are true and complete in all material respects.

We have further assumed that the Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus, and in compliance with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder, and the securities or blue sky laws of the various states.

The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware and (ii) those Federal securities laws, rules, and regulations of the United States of America, which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter. We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Delaware, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

The Shares, which have been registered pursuant to the Registration Statement and are described in the Prospectus, are duly authorized and when issued, sold and delivered against payment therefor as described in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion is for the Company’s benefit in connection with the Registration Statement and the Prospectus and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the Company’s filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP